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                                   EXHIBIT A
                            JOINT FILING AGREEMENT


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1999.



                                        The TCW Group, Inc.

                                        By:  Mohan V. Phansalkar
                                            -------------------------
                                             Mohan V. Phansalkar
                                             Authorized Signatory




                                        Robert Day

                                        By:  Mohan V. Phansalkar
                                            -------------------------
                                             Mohan V. Phansalkar
                                             Under Power of Attorney dated
                                             January 30, 1996, on File with
                                             Schedule 13G/A Amendment Number 1
                                             for Matrix Service Co. dated
                                             January 30, 1996.


                                        Oakmont Corporation

                                        By: Kashif F. Sheikh
                                            -------------------------
                                             Name: Kashif F. Sheikh
                                             Title: SRVP Finance



                                      A-1

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